PORTFOLIO RECOVERY ASSOCIATES ACQUIRES CONTROLLING INTEREST IN CLAIMS COMPENSATION BUREAU

Represents Expansion into Class Action Settlement Recovery Market

NORFOLK, Va., March 15, 2010 – Portfolio Recovery Associates, Inc. (Nasdaq: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management and payments processing services, announced today that it has acquired a controlling interest in substantially all of the assets of Claims Compensation Bureau (“CCB”), a company that specializes in recovering funds and processing payments due under class action claims settlements for clients.

Portfolio Recovery Associates acquired 62% of Claims Compensation Bureau, LLC, together with the right to buy the remaining 38%, and anticipates the acquisition will be accretive to earnings. Financial terms of the transaction, which was completed on March 15th, were not disclosed.

“This transaction represents another important diversification for Portfolio Recovery Associates into an exciting, related field.  CCB pioneered the field of class action settlement recoveries and payment processing, and its founder, Brad Heffler, is the industry’s leading expert.  CCB counts many household names on its client roster and has expanded even beyond securities class action settlements and payment processing into antitrust class action settlements.  We are thrilled to welcome Brad and his team to Portfolio Recovery Associates,” said Steven D. Fredrickson, Chairman, President and Chief Executive Officer of Portfolio Recovery Associates.

“We are very excited to be joining Portfolio Recovery Associates, an industry leader that is well-positioned to help us continue to grow and develop new service offerings to roll out to the marketplace.   Our company literally created the class action settlement recovery industry, and we intend to remain at its forefront.  Like Portfolio Recovery Associates, CCB has been managed from inception by its founders.  Both companies share similar cultures and similar management philosophies.  We simply could not be a better fit,” Heffler said.

Heffler together with Norman Jung, the company’s Head of Operations, will retain their leadership positions, having entered into long-term employment agreements in connection with the transaction.

Claims Compensation Bureau, Inc. was founded in 1996 and is a leading provider of class action claims settlement recovery services and related payment processing to corporate clients.  Located in Conshohocken, Pa., it has over 300 clients, including Fortune 500 companies and large privately held companies.  Its process allows clients to maximize settlement recoveries, in many cases participating in settlements they would otherwise not know existed.  The company charges fees for its services and works with clients to identify, prepare and submit claims to class action administrators charged with dispersing class action settlement funds. Portfolio Recovery Associates expects that class action activity will continue to represent a large market with billions of dollars in settlements per year in both the securities market and the anti-trust market, a significant percentage of which is not claimed by eligible companies.

Portfolio Recovery Associates intends to discuss the Claims Compensation Bureau transaction in greater detail during its first quarter 2010 conference call.

 About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates’ business revolves around the detection, collection, and processing of both unpaid and normal-course accounts receivable originally owed to credit grantors, governments, retailers and others. The Company’s primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides fee-based services, including collateral-location services for credit originators via its IGS subsidiary and revenue administration, audit and debt discovery/recovery services for government entities through both its RDS and MuniServices businesses.

Statements herein which are not historical, including Portfolio Recovery Associates’ or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contributions of CCB to earnings, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include references to Portfolio Recovery Associates’ presentations and web casts.  The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of Portfolio Recovery Associates’ future operations and economic performance, taking into account currently available information.  These statements are not statements of historical fact.  Forward-looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in Portfolio Recovery Associates’ filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through Portfolio Recovery Associates’ website, which contain a more detailed discussion of Portfolio Recovery Associates’ business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.  Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise.  Portfolio Recovery Associates expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Portfolio Recovery Associates’ expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com